AMENDMENT NO. 2 TO THE
                            USCS INTERNATIONAL, INC.
                             401(K) RETIREMENT PLAN


     THIS AMENDMENT is adopted this 12th day of March, 2001, by DST SYSTEMS OF CALIFORNIA, INC. (formerly, USCS International, Inc.) (the "Company"), as Plan Sponsor.

     WHEREAS,  the  Company  maintains  the  USCS  International,   Inc.  401(k)
Retirement Plan (the "Plan") for the benefit of its eligible employees;

     WHEREAS,  the Company was  acquired by DST  Systems,  Inc. on December  21,
1998;

     WHEREAS, effective January 1, 2000, the Plan was frozen and also merged into the DST Systems, Inc. 401(k) Profit Sharing Plan, subject to a determination by the President of DST Systems, Inc. that such merger would not affect the tax-qualification of the DST Systems, Inc. 401(k) Profit Sharing Plan;

     WHEREAS, the President of DST Systems, Inc. has made a determination not to merge the Plan into the DST Systems, Inc. 401(k) Profit Sharing Plan;

     WHEREAS, in connection with the change of recordkeepers from CIGNA to UMB Bank, n.a., the Company desires to amend the Plan to conform its provisions with those of the DST Systems, Inc. 401(k) Profit Sharing Plan; and

     WHEREAS, the Company, pursuant to Section 17 of the Plan, reserved to itself the right to amend the Plan;

     NOW, THEREFORE, the Company hereby amends the Plan as follows, the same to be effective as of April 1, 2001, except as otherwise specifically provided:

     1. THE DEFINITION OF "DISABILITY" IN SECTION 2 OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW DEFINITION IS INSERTED IN LIEU THEREOF:


"Disability......   Disability means the  Participant,  because of a physical or mental  disability,  will be unable to perform the duties of his customary position of employment (or is unable to engage in any  substantial  gainful  activity)  for  an  indefinite period  of which  the  Committee  considers  will be of long
                    continued   duration.   The   Committee   may   require  the
                    Participant to submit to a physical examination in order to confirm disability. The Committee will apply the provisions of this paragraph in a nondiscriminatory, consistent and uniform manner."

     2. THE DEFINITION OF "PLAN" IN SECTION 2 OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW DEFINITION IS INSERTED IN LIEU THEREOF:

   "Plan.....       The DST Systems of California,  Inc. 401(k) Retirement Plan,
                    which includes this Plan and the Trust Agreement."

     3. THE DEFINITION OF "RETIREMENT" IN SECTION 2 OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW DEFINITION IS INSERTED IN LIEU THEREOF:


   "Retirement....  Termination of Service on or after attaining AGE 59 1/2."

     4. THE DEFINITION OF "TRUST" IN SECTION 2 OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW DEFINITION IS INSERTED IN LIEU THEREOF:


   "Trust....       The DST Systems of California,  Inc. 401(k)  Retirement Plan
                    Trust, created by the Trust Agreement entered into between the Company and the Trustee."

     5. EFFECTIVE JANUARY 1, 2001, SECTION 3(F)(4) OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW SECTION 3(F)(4) IS INSERTED IN LIEU THEREOF:

   "(4) Any Employee compensated on a salaried basis shall be credited with 95 Hours of Service for each semi-monthly period in which such Employee would be credited with at least one Hour of Service under the above rules. Any other Employee shall be credited with Hours of Service on the basis of "actual" hours worked under the above rules."

     6. SECTION 5(B) OF THE PLAN IS HEREBY AMENDED BY DELETING THE SECOND PARAGRAPH THEREOF AND REPLACING IT WITH THE FOLLOWING NEW PARAGRAPH:

         "Any assets held in the Trust, the investment of which is not directed by a Participant pursuant to this Section 5 shall be invested by the Trustee as directed by the Committee."

     7. THE LAST SENTENCE OF SECTION 5(D) OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW SENTENCE IS INSERTED IN LIEU THEREOF:

         "Shares of Company Stock for which inadequate or no voting instructions are received from Participants (or Beneficiaries) shall be voted by the Trustee in the same proportion as Company Stock for which directions were received by Participants (or Beneficiaries)."

     8. SECTION  9(A)(2)(A) OF THE PLAN IS HEREBY  DELETED AND THE FOLLOWING NEW
SECTION 9(A)(2)(A) IS INSERTED IN LIEU THEREOF:

         "(A) attains age 59 1/2while employed by the Company or an Affiliate,"

     9.  SECTION  11(B) OF THE PLAN IS  HEREBY  DELETED  AND THE  FOLLOWING  NEW
SECTION 11(B) IS INSERTED IN LIEU THEREOF:

         "(b) In the event the Participant suffers an immediate and heavy financial need, such Participant may withdraw up to the lesser of 100% of his Account (other than his 401(k) Savings Contributions Account) or the amount necessary to satisfy the immediate and heavy financial need. Withdrawal from a Participant's Account (other than from the Participant's 401(k) Savings Contributions Account) shall be authorized if the distribution is on account of:

          (1) A major illness or disability of the Participant or a member of the Participant's family or a dependent of the Participant;

          (2) College or other post-high school education for the Participant or the Participant's dependent;

          (3) The sickness, accident or death of a member of the Participant's immediate family;

          (4) Financing of the purchase, major repair, or improvement of the Participant's primary residence; or

          (5) Any other purpose which the Committee determines constitutes a financial hardship.

         Notwithstanding the above, amounts in the Participant's Account may not be distributed pursuant to this Section 11.(b)(4) or 11.(b)(5) unless the Participant has been a Participant in the Plan (including, for this purpose, the DST Systems, Inc. 401(k) Profit Sharing Plan and the DST Systems, Inc. Profit Sharing Plan ) for all or part of at least four (4) Plan Years; further provided that in no event shall the Committee grant a Participant's request for a hardship distribution pursuant to such subsections where such Participant previously made such a withdrawal, unless subsequent to the Plan Year in which the Participant's most recent request was made and granted, the Participant continued to be a Participant in the Plan (including, for this purpose, the DST Systems, Inc. 401(k) Profit Sharing Plan and the DST Systems, Inc. Profit Sharing Plan ) for all or part of at least four (4) additional Plan Years."

     10.  SECTION  11(D) OF THE PLAN IS HEREBY  DELETED  AND THE  FOLLOWING  NEW
SECTION 11(D) IS INSERTED IN LIEU THEREOF:

         "(d) A Participant who has attained age 59 1/2 may request a distribution of all or any whole percentage of his Account. In the event that the Participant receives such distribution, he shall continue to be eligible to participate in the Plan on the same basis as any other Employee."

     11. SECTION 11(E) OF THE PLAN IS HEREBY DELETED.

     12.  SECTION  12(A) OF THE PLAN IS HEREBY  DELETED  AND THE  FOLLOWING  NEW
SECTION 12(A) IS INSERTED IN LIEU THEREOF:

         "Except as otherwise provided in Sections 11 and 12(c), a Participant's Accrued Benefit will be distributed following his termination of Service, but only at the time determined by the Committee, in one or more of the following methods:

                  (1)      a single lump sum payment; or

                  (2) monthly, quarterly, or annual installment payments over a fixed reasonable period of time, not to exceed the life expectancy of the Participant, or the joint and last survivor expectancy of the Participant and his Beneficiary.

         Distributions shall be made in cash or, at the option of the Participant, in cash plus the number of whole shares (with cash in lieu of fractional shares) of Company Stock allocated to the Participant's Accounts. A Participant electing distribution of Company Stock must elect distribution of all Company Stock allocated to his Accounts; a partial distribution of Company Stock is not available.

         If the value of a Participant's vested Accrued Benefit exceeds $5,000, no portion of his vested Accrued Benefit may be distributed to him before he attains age 59 1/2 without his consent."

     13. THE FIRST SENTENCE OF SECTION 12(B)(2) OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW SENTENCE IS INSERTED IN LIEU THEREOF:

                  "(2) Except as provided in Section 12.(b)(3) below, a Participant may make a written election prior to the commencement of his distribution and prior to incurring a Break in Service to defer such payment for a specified period of time ending no later than the Participant's Retirement."

     14.  SECTION  12(B)(3) OF THE PLAN IS HEREBY  DELETED AND THE FOLLOWING NEW
SECTION 12(B)(3) IS INSERTED IN LIEU THEREOF:

                  "(3) If the value of a Participant's vested Accrued Benefit is $5,000 or less, his vested Accrued Benefit will be distributed to him in a single lump sum cash payment as soon as administratively practicable following his termination of Service."

     15.  SECTION  12(D) OF THE PLAN IS HEREBY  DELETED  AND THE  FOLLOWING  NEW
SECTION 12(D) IS INSERTED IN LIEU THEREOF:

         "(d) (1) If a Participant dies before receipt of the Participant's entire benefit and leaves no surviving spouse, or the Participant's spouse consented to a Beneficiary designation, the Participant's benefit shall be paid to the person or persons designated by the Participant from time to time in a Beneficiary designation. Such Beneficiary or Beneficiaries may be designated concurrently or successively, either individually or in a fiduciary capacity, and may be an entity other than a natural person. Each Beneficiary designation shall be in form prescribed by the Committee and will be effective only when filed with the Company during the Participant's lifetime. The Participant's Beneficiary shall be the Participant's spouse at the time of the Participant's death unless the spouse has waived the right to be the Participant's Beneficiary and consented to the Participant's Beneficiary designation. A Participant may revoke or modify a Beneficiary designation previously consented to by the Participant's spouse only if the new Beneficiary is the Participant's spouse or the spouse consents to such change in Beneficiary designation. In lieu of the preceding two sentences, the Plan may permit the spouse to execute a general consent which permits the Participant to designate a Beneficiary and to change such designation without any further consent of the spouse. A consent under the preceding sentence shall be valid only if the consent acknowledges the spouse had the right to limit consent to a specific Beneficiary and such spouse voluntarily waived such rights. Each Beneficiary designation filed with the
Company  will  cancel all  Beneficiary  designations  previously  filed with the
Company. The revocation of a Beneficiary designation which designates a Beneficiary other than the Participant's spouse, no matter how such revocation is effected, shall not require the consent of such designated Beneficiary. In the event that a Participant designates his or her spouse as Beneficiary, and the Participant and that spouse are later divorced, such designation shall no longer be in effect unless the Participant reaffirms such designation in writing subsequent to the divorce. In the event that an unmarried Participant marries, his or her beneficiary designation shall no longer be in effect unless the Participant reaffirms such designation in writing subsequent to the marriage. It shall be the responsibility of the Participant to keep the Company informed of changes in the Participant's marital status and/or Beneficiary designations. Neither the Committee nor the Company shall have any liability for determining the identity of a surviving spouse or intended beneficiary beyond the information provided by the Participant to the Company. All spousal consents provided in this Section shall be in writing, must acknowledge the effect of such consent/waiver, be witnessed by a notary public or a Plan representative, and be irrevocable. The Committee may, in its discretion, adopt any procedures reasonably necessary for the implementation and administration of this Section 12(d), including the adoption of transition rules in the event of a merger or transfer of plan assets and liabilities.

                  (2) If the  Participant  dies leaving no surviving  spouse and
(i) fails to designate a Beneficiary in the manner provided above, or (ii) if the Beneficiary designated by a Participant dies before the Participant and the Participant fails to designate a new Beneficiary or (iii) if the Beneficiary designated by a deceased Participant dies before complete distribution of the deceased Participant's benefits, the Committee shall direct the Trustee to distribute such Participant's benefits (or the balance thereof) to the Participant's children then living in equal shares. If none of those persons survives the Participant, the Participant's benefit shall be payable to the Participant's estate for distribution in accordance with the terms of the Participant's last will and testament or as a court of competent jurisdiction shall determine; provided, however, that if the amount to be distributed does not exceed $5,000, the Committee in its sole discretion may direct the Trustee to distribute such benefit to the next of kin of the Beneficiary (if the Committee has reason to believe the status of such person) in lieu of requiring a court determination."

         Except as expressly amended herein, the Plan and Trust shall continue in full force and effect.

         This Amendment shall be binding upon and inure to the benefit of all participants, their beneficiaries, heirs, executors and administrators, and upon the Company, its successors and assigns.

     IN WITNESS WHEREOF, DST SYSTEMS OF CALIFORNIA, INC. has executed this instrument on the day and year first above written.

                                DST SYSTEMS OF CALIFORNIA, INC.


                                By:    /s/ Kenneth V. Hager
                                       -------------------------------------
                                Title: Vice President
                                       ------------------------------------